UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

BOLDFACE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Brompton Road, Apt. 1X

Great Neck, NY 11021

646.303.6840

(Address and telephone number of principal executive offices)

Max Cash Media, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On May 16 and 17, 2012, we completed closings of a private placement offering of our 10% secured convertible promissory notes (the “2012 Bridge Notes”) in the aggregate principal amount of approximately $1,500,000. The 2012 Bridge Notes will mature six months from the date of issuance. Accrued interest will be payable at maturity or forgiven, if the 2012 Bridge Notes are converted as described below.

The net proceeds from the sale of the 2012 Bridge Notes, after deducting fees and expenses related to the offering, were used to make a secured bridge loan (the “2012 Bridge Loan”) to Boldface Licensing + Branding, a Nevada corporation (“BLB”). We are currently engaged in discussions with BLB regarding a possible business combination involving the two companies (the “Merger”). At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction.

The 2012 Bridge Notes are secured by: (i) a first priority security interest in all of our assets relating to the 2012 Bridge Loan, now owned or hereafter acquired by us; (ii) a first priority security interest in all of the tangible and intangible assets of BLB, now owned or hereafter acquired by BLB; and (iii) a pledge by certain shareholders of BLB of 100% of the outstanding capital stock of BLB.

Simultaneously upon the closing of the Merger, assuming certain other conditions have been met, the outstanding principal amount of the 2012 Bridge Notes will be converted into (i) units of our securities at a conversion price of $0.25 per unit, each unit consisting of one share of our common stock and a redeemable five year warrant to purchase one additional share of our common stock at an exercise price of $1.00 per share and (ii) five year warrants to purchase such number of shares of our common stock as is equal to the number of units into which the 2012 Bridge Notes are convertible, 50% of which warrants will have an exercise price of $0.25 per share and 50% of which warrants will have an exercise price of $0.50 per share. All of the warrants and the common stock issued in the units will have “weighted average” anti-dilution protection, subject to customary exceptions.

The 2012 Bridge Notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they involve sales by an issuer not involving a public offering.

Item 5.03. Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

On May 21, 2012, we filed our Amended and Restated Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State to, among other things, (i) change our name to BOLDFACE Group, Inc.; (ii) increase our authorized capitalization from 110,000,000 shares, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Nevada law.

Our Board of Directors, by written consent dated May 15, 2012, approved, and stockholders holding 5,000,000 shares (approximately 78.5%) of our outstanding common stock on May 15, 2012, consented in writing to, the Charter Amendment.

Our common stock will temporarily remain listed for quotation on OTC Markets and the OTC Bulletin Board under the current symbol “MXCS” until new a symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). We will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

As discussed in Item 3.02 above, we are currently engaged in discussions with BLB regarding a possible business combination involving the two companies. With the permission of BLB and as provided herein, we have changed our name to “BOLDFACE Group, Inc.” to facilitate these discussions. If the parties determine not to proceed with the business combination, we will change our name back to Max Cash Media, Inc. or adopt another name.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on May 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.
Date: May 22, 2012	By:	/s/ Noah Levinson
	Name:	Noah Levinson
	Title:	President and Chief Executive Officer